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EXHIBIT 4(b)

TENET HEALTHCARE CORPORATION

8 1/8% SENIOR SUBORDINATED NOTES DUE 2008

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 18, 2002

To

INDENTURE

Dated as of May 21, 1998

THE BANK OF NEW YORK

As Trustee

        FIRST SUPPLEMENTAL INDENTURE, dated as of March 18, 2002 (the "First Supplemental Indenture"), between Tenet Healthcare Corporation, a Nevada corporation, as issuer (the "Company"), and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Company and the Trustee executed and delivered an indenture, dated as of May 21, 1998 (the "Indenture"), relating to the Company's $1,005,000,000 principal amount of 8 1/8% Senior Subordinated Notes due 2008 (the "Securities");

        WHEREAS, this First Supplemental Indenture is being executed pursuant to an Offer to Purchase and Consent Solicitation Statement of the Company, dated March 5, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal and Consent;

        WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding, subject to certain exceptions specified in Section 9.02 of the Indenture;

        WHEREAS, the Company and the Trustee are entering into this First Supplemental Indenture to, among other things, amend the Indenture to conform the restrictive covenants contained therein (such changes referred to herein as the "Amendments") to those contained in the indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as trustee, as supplemented by the first supplemental indenture, dated as of November 6, 2001, relating to the Company's 5 3/8% Senior Notes due 2006, the second supplemental indenture, dated as of November 6, 2001, relating to the Company's 6 3/8% Senior Notes due 2011, the third supplemental indenture, dated as of November 6, 2001, relating to the Company's 6 7/8% Senior Notes due 2031, and the fourth supplemental indenture, dated as of March 7, 2002, relating to the Company's 6 1/2% Senior Notes due 2012;

        WHEREAS, the Holders of at least a majority in principal amount of the Securities outstanding as of the date hereof have consented to the execution and delivery of this First Supplemental Indenture and the adoption of the Amendments by the Company and the Trustee;

        WHEREAS, the Board of Directors of the Company has duly authorized the execution and delivery of this First Supplemental Indenture, the Company has delivered an Officers' Certificate and an Opinion of Counsel to the Trustee pursuant to Section 9.02 of the Indenture and, subject to the conditions set forth in the Offer to Purchase, the Company has done and taken all acts and satisfied all conditions and requirements necessary to make this First Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes herein set forth;

        NOW THEREFORE, in consideration of the above premises, each party hereto agrees, for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 1.1 DEFINITIONS.

        For all purposes of the Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        (a)  the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Indenture and this First Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

        (b)  certain capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

SECTION 1.2 EFFECT OF HEADINGS.

        The Article and Section headings of this First Supplemental Indenture are for convenience only and shall not affect the construction hereof. Except as otherwise specifically set forth herein, all references to Articles and Sections in the Indenture shall remain unchanged.

SECTION 1.3 SUCCESSORS AND ASSIGNS.

        All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, or any other obligor on the Securities, whether expressed or not.

SECTION 1.4 SEPARABILITY CLAUSE.

        In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.5 BENEFITS OF FIRST SUPPLEMENTAL INDENTURE.

        Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

SECTION 1.6 GOVERNING LAW.

        This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and all rights and remedies shall be governed by such laws without reference to their conflict of laws provision.

SECTION 1.7 EFFECTIVENESS.

        Article II of this First Supplemental Indenture shall take effect upon the purchase by the Company of all Securities that are validly tendered (and not withdrawn) pursuant to the Offer to Purchase and related Letter of Transmittal and Consent (such time referred to herein as the "Effective Time").

SECTION 1.8 COUNTERPARTS.

        This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall represent one and the same agreement.

SECTION 1.9 CONFLICTS WITH TIA.

        If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this First Supplemental Indenture or in the Indenture by the TIA, the required provision shall control.

ARTICLE II

AMENDMENTS

SECTION 2.1 AMENDMENTS TO SECTION 1.01.

        (a)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Acquired Debt" in its entirety, together with any references thereto in the Indenture.

        (b)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Asset Sale" in its entirety, together with any references thereto in the Indenture.

        (c)  Section 1.01 of the Indenture is hereby amended by adding the definition of "Attributable Debt" in alphanumeric order to read in its entirety as follows:

          ""Attributable Debt" when used in connection with a Sale and Lease-Back Transaction, means, as of the date of determination, (i) as to any capitalized lease obligations, the liability related thereto set forth on the consolidated balance sheet of the Company and (ii) as to any operating lease, the present value (discounted at the rate per annum equal to the rate of interest set forth or implicit in the term of the lease, as determined in good faith by the Board of Directors of the Company) of the total obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which an option to extend such lease has been exercised)."

        (d)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Change of Control" in its entirety, together with any references thereto in the Indenture.

        (e)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Change of Control Triggering Event" in its entirety, together with any references thereto in the Indenture.

        (f)    Section 1.01 of the Indenture is hereby amended by adding the definition of "Code" in alphanumeric order to read in its entirety as follows:

          ""Code" means the Internal Revenue Code of 1986, as amended and as in effect on the date hereof."

        (g)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Consolidated Cash Flow" in its entirety, together with any references thereto in the Indenture.

        (h)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Consolidated Net Income" in its entirety, together with any references thereto in the Indenture.

        (i)    Section 1.01 of the Indenture is hereby amended by adding the definition of "Consolidated Net Tangible Assets" in alphanumeric order to read in its entirety as follows:

          ""Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities as disclosed on the consolidated balance sheet of the Company and its Consolidated Subsidiaries (excluding any deferred income taxes that are included in current liabilities) and (b) all goodwill, trade names, trademarks, patents, unamortized debt issue costs and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries and in each case computed in accordance with GAAP."

        (j)    Section 1.01 of the Indenture is hereby amended by deleting the definition of "Consolidated Net Worth" in its entirety, together with any references thereto in the Indenture.

        (k)  Section 1.01 of the Indenture is hereby amended by adding the definition of "Consolidated Subsidiaries" in alphanumeric order to read in its entirety as follows:

          ""Consolidated Subsidiaries" means those Subsidiaries that are consolidated with the Company for financial reporting purposes."

        (l)    Section 1.01 of the Indenture is hereby amended by deleting the definition of "Continuing Directors" in its entirety, together with any references thereto in the Indenture.

        (m)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Disqualified Stock" in its entirety, together with any references thereto in the Indenture.

        (n)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Equity Interests" in its entirety, together with any references thereto in the Indenture.

        (o)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Existing Credit Facility" in its entirety, together with any references thereto in the Indenture.

        (p)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Existing Indebtedness" in its entirety, together with any references thereto in the Indenture.

        (q)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Fixed Charge Coverage Ratio" in its entirety, together with any references thereto in the Indenture.

        (r)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Fixed Charges" in its entirety, together with any references thereto in the Indenture.

        (s)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Hospital" in its entirety, together with any references thereto in the Indenture.

        (t)    Section 1.01 of the Indenture is hereby amended by deleting the definition of "Hospital Swap" in its entirety, together with any references thereto in the Indenture.

        (u)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Investment Grade" in its entirety, together with any references thereto in the Indenture.

        (v)  The definition of "Lien" in Section 1.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

          ""Liens" means liens, mortgages, pledges, charges, security interests or other encumbrances."

        (w)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Moody's" in its entirety, together with any references thereto in the Indenture.

        (x)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Net Income" in its entirety, together with any references thereto in the Indenture.

        (y)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Permitted Liens" in its entirety, together with any references thereto in the Indenture.

        (z)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Permitted Refinancing Indebtedness" in its entirety, together with any references thereto in the Indenture.

        (aa) Section 1.01 of the Indenture is hereby amended by deleting the definition of "Physician Joint Venture Distributions" in its entirety, together with any references thereto in the Indenture.

        (bb) Section 1.01 of the Indenture is hereby amended by deleting the definition of "Physician Support Obligations" in its entirety, together with any references thereto in the Indenture.

        (cc) Section 1.01 of the Indenture is hereby amended by adding the definition of "Principal Property" in alphanumeric order to read in its entirety as follows:

          ""Principal Property" means each hospital owned solely by the Company and/or one or more of its Subsidiaries which has an asset value shown on the books of the Company in excess of 5% of the Consolidated Net Tangible Assets of the Company."

        (dd) Section 1.01 of the Indenture is hereby amended by deleting the definition of "Qualified Equity Interests" in its entirety, together with any references thereto in the Indenture.

        (ee) Section 1.01 of the Indenture is hereby amended by deleting the definition of "Rating Agencies" in its entirety, together with any references thereto in the Indenture.

        (ff)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Rating Category" in its entirety, together with any references thereto in the Indenture.

        (gg) Section 1.01 of the Indenture is hereby amended by deleting the definition of "Rating Date" in its entirety, together with any references thereto in the Indenture.

        (hh) Section 1.01 of the Indenture is hereby amended by deleting the definition of "Rating Decline" in its entirety, together with any references thereto in the Indenture.

        (ii)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Refinancing" in its entirety, together with any references thereto in the Indenture.

        (jj)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Related Business" in its entirety, together with any references thereto in the Indenture.

        (kk) Section 1.01 of the Indenture is hereby amended by deleting the definition of "S&P" in its entirety, together with any references thereto in the Indenture.

        (ll)  Section 1.01 of the Indenture is hereby amended by deleting the definition of "Specified Exchange" in its entirety, together with any references thereto in the Indenture.

        (mm)Section 1.01 of the Indenture is hereby amended by deleting the definition of "Stockholders' Equity" in its entirety, together with any references thereto in the Indenture.

        (nn) Section 1.01 of the Indenture is hereby amended by deleting the definition of "Transfer Restriction" in its entirety, together with any references thereto in the Indenture.

        (oo) Section 1.01 of the Indenture is hereby amended by deleting the definition of "Weighted Average Life to Maturity" in its entirety, together with any references thereto in the Indenture.

        (pp) Section 1.01 of the Indenture is hereby amended by deleting the definition of "Wholly Owned Subsidiary" in its entirety, together with any references thereto in the Indenture.

SECTION 2.2 AMENDMENT TO SECTION 1.02.

        Section 1.02 of the Indenture is hereby amended by deleting the references therein to "Affiliate Transaction," "Change of Control Offer," "Change of Control Payment," "Change of Control Payment Date," "incur" and "Restricted Payments," adding "Sale and Lease-Back Transactions" alphabetically under the first column and correspondingly "4.17" in the second column.

SECTION 2.3 AMENDMENT TO SECTION 3.01.

        Section 3.01 of the Indenture is hereby amended by deleting the second paragraph thereof in its entirety, together with any references thereto in the Indenture.

SECTION 2.4 AMENDMENT TO SECTION 3.08.

        Section 3.08 of the Indenture is hereby amended and restated to read in its entirety as follows:

"SECTION 3.08 MANDATORY REDEMPTION.

        The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Securities."

SECTION 2.5 AMENDMENT TO SECTION 4.07.

        Section 4.07 of the Indenture entitled "Limitations on Restricted Payments" is hereby deleted in its entirety, together with any references thereto in the Indenture.

SECTION 2.6 AMENDMENT TO SECTION 4.08.

        Section 4.08 of the Indenture entitled "Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries" is hereby deleted in its entirety, together with any references thereto in the Indenture.

SECTION 2.7 AMENDMENT TO SECTION 4.09.

        Section 4.09 of the Indenture entitled "Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock" is hereby deleted in its entirety, together with any references thereto in the Indenture.

SECTION 2.8 AMENDMENT TO SECTION 4.10.

        Section 4.10 of the Indenture entitled "Limitations on Transactions with Affiliates" is hereby deleted in its entirety, together with any references thereto in the Indenture.

SECTION 2.9 AMENDMENT TO SECTION 4.11.

        Section 4.11 of the Indenture is hereby amended and restated to read in its entirety as follows:

"SECTION 4.11 LIMITATIONS ON LIENS.

        Nothing in this Indenture or in the Securities shall in any way restrict or prevent the Company or any Subsidiary from incurring any debt; provided that the Company covenants and agrees that neither it nor any Subsidiary will issue, incur, create, assume or guarantee any debt secured by Liens upon any Principal Property, without effectively providing that the Securities then outstanding and thereafter created (together with, if the Company so determines, any other debt then existing and any other debt thereafter created ranking equally with the Securities) shall be secured equally and ratably with, or prior to, such debt as long as such debt shall be so secured, except that the foregoing provisions shall not apply to:

        (a)  (i)        Liens securing all or any part of the purchase price or the cost of construction of property acquired or constructed by the Company or a Subsidiary, provided such debt and related Lien are incurred within 12 months after acquisition, or completion of construction and full operation, whichever is later;

        (ii)  Liens on property owned by the Company or a Subsidiary securing all or any part of the purchase price or the cost of construction of additions, substantial repairs or alterations or substantial improvements to such property, provided such debt and related Lien are incurred within 12 months after the completion of such construction, additions, repairs, alterations or improvements;

        (b)  Liens existing on property at the time of acquisition of such property by the Company or a Subsidiary or on the property of an entity at the time of the acquisition of such entity by the Company or a Subsidiary (including acquisitions through merger or consolidation), provided that such Liens were in existence prior to the closing of, and not incurred in contemplation of, such acquisition and, in the case of the acquisition of an entity, the Liens do not extend to any assets other than those of the entity acquired;

        (c)  In the case of a Consolidated Subsidiary, Liens in favor of the Company or another Consolidated Subsidiary;

        (d)  Liens existing on the date of this First Supplemental Indenture;

        (e)  Liens in favor of a government or governmental entity that:

          (i)    secure debt that is guaranteed by the government or governmental entity, or

          (ii)  secure debt incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity;

        (f)    Liens arising in connection with the transfer of tax benefits in accordance with Section 168(f)(8) of the Code (or any similar provision of law from time to time in effect); provided, that such Liens (i) are incurred within 90 days (or any longer period, not in excess of one year, as any such provision of law may from time to time permit) after the acquisition of the property or equipment subject to said Lien, (ii) do not extend to any other property or equipment, and (iii) are solely for the purpose of said transfer of tax benefits or otherwise permitted by this Section 4.11;

        (g)  Liens created in substitution of or as replacements for any Liens permitted by clauses (a) to (f) set forth herein, provided that, based on a good faith determination of the Board of Directors of the Company, the property encumbered by any substitute or replacement Lien is substantially similar in nature to and no greater in value than the property encumbered by the otherwise permitted Lien that is being replaced; and

        (h)  Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (a) to (g) inclusive or of any debt secured thereby; provided that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property)."

SECTION 2.10 AMENDMENT TO SECTION 4.12.

        Section 4.12 of the Indenture entitled "Change of Control" is hereby deleted in its entirety, together with any references thereto in the Indenture.

SECTION 2.11 AMENDMENT TO SECTION 4.14.

        Section 4.14 of the Indenture entitled "Line of Business" is hereby deleted in its entirety, together with any references thereto in the Indenture.

SECTION 2.12 AMENDMENT TO SECTION 4.15.

        Section 4.15 of the Indenture entitled "Limitations on Issuances of Guarantees of Indebtedness by Subsidiaries" is hereby deleted in its entirety, together with any references thereto in the Indenture.

SECTION 2.13 AMENDMENT TO SECTION 4.16.

        Section 4.16 of the Indenture entitled "No Senior Subordinated Debt" is hereby deleted in its entirety, together with any references thereto in the Indenture.

SECTION 2.14 ADDITION OF SECTION 4.17.

        Section 4.17 is hereby added to the Indenture by including the paragraphs below following Section 4.16 of the Indenture:

"SECTION 4.17 LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS.

        The Company covenants and agrees that neither it nor any Subsidiary will enter into any arrangement with any Person (other than the Company or a Subsidiary), or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary for a period of more than three years of any Principal Property that has been or is to be sold or transferred by the Company or such

Subsidiary to such Person or to any other Person (other than the Company or a Subsidiary), to which the funds have been or are to be advanced by such Person on the security of the leased property (herein referred to as "Sale and Lease-Back Transactions") unless either:

          (i)    the Company or such Subsidiary would be entitled, pursuant to Section 4.11, to incur debt secured by a Lien on the property to be leased, without equally and ratably securing the Securities, or

          (ii)  the Company (and in any such case the Company covenants and agrees that it will do so) during or immediately after the expiration of 120 days after the effective date of such Sale and Lease-Back Transaction (whether made by the Company or a Subsidiary) applies an amount equal to the value of such Sale and Lease-Back Transaction to the acquisition, construction, addition, reparation, alteration or improvement of a Principal Property and/or to the voluntary retirement of any debt of the Company which would be defined as long-term debt on a balance sheet prepared in accordance with GAAP.

            For purposes of this Section 4.17, the term "value" shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease."

SECTION 2.15 ADDITION OF SECTION 4.18.

        Section 4.18 is hereby added to the Indenture by including the paragraphs below following Section 4.17 of the Indenture:

"SECTION 4.18 EXCEPTION TO LIMITATIONS.

        Notwithstanding the provisions of Sections 4.11 and 4.17, the Company and any Subsidiary may issue, incur, create, assume or guarantee debt secured by Liens and enter into Sale and Lease-Back Transactions that would otherwise be subject to the restrictions in Sections 4.11 and 4.17, respectively, provided (a) the aggregate outstanding principal amount of all other debt of the Company and its Subsidiaries that is subject to the restrictions in Section 4.11 (not including debt permitted to be secured under clauses (a) to (f) inclusive of Section 4.11), plus (b) the aggregate Attributable Debt in respect of the Sale and Lease-Back Transactions in existence at such time (not including Sale and Lease-Back Transactions permitted by Section 4.17(i) or (ii)), does not exceed 15% of the Consolidated Net Tangible Assets."

SECTION 2.16 AMENDMENT TO SECTION 5.01.

        Section 5.01 of the Indenture is hereby amended by moving the word "and" at the end of subdivision (iii) to the end of subdivision (ii), replacing the semicolon at the end of subdivision (iii) with a period, deleting subdivision (iv) in its entirety, together with any references thereto in the Indenture, and replacing the reference to "(iv)" in the last paragraph of Section 5.01 with "(iii)".

SECTION 2.17 AMENDMENT TO SECTION 6.01.

        Section 6.01 of the Indenture is hereby amended by deleting subdivision (iii) in its entirety, together with any references thereto in the Indenture.

SECTION 2.18 AMENDMENT TO SECTION 8.03.

        Section 8.03 of the Indenture is hereby amended by replacing the words "Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15 and 4.16" in the first sentence with "Sections 4.11, 4.17 and 4.18".

SECTION 2.19 AMENDMENT TO SECTION 10.02.

        Section 11.02 of the Indenture is hereby amended by replacing the paragraph following "With a copy to:" with:

      "Sullivan & Cromwell
      1888 Century Park East, Suite 2100
      Los Angeles, California 90067
      Telecopier No.: (310) 712-8800
      Attention: Steven B. Stokdyk"

SECTION 2.20 AMENDMENT TO APPENDIX B.

        Appendix B of the Indenture entitled "Form of Supplemental Indenture" is hereby deleted in its entirety, together with any references thereto in the Indenture.

ARTICLE III

NOTICE; AMENDMENT OF AND
NOTATION ON SECURITIES

SECTION 3.1 NOTICE TO SECURITYHOLDERS.

        Promptly after the Effective Time, the Company shall mail to Holders a notice briefly describing the Amendments in accordance with Section 9.02 of the Indenture.

SECTION 3.2 AMENDMENT OF SECURITIES.

        Outstanding Securities shall be deemed amended as set forth in this First Supplemental Indenture, and the terms of the Indenture, as amended, shall govern the terms of the Securities.

SECTION 3.3 NOTATION ON SECURITIES.

        Securities authenticated and delivered after the Effective Time shall, at the Company's expense, be affixed by the Trustee with the following notation:

        "The Company and the Trustee have entered into a First Supplemental Indenture, dated as of March 18, 2002, which amended certain covenants and events of defaults. Reference is hereby made to such First Supplemental Indenture, copies of which are on file with The Bank of New York, as Trustee. The Indenture as supplemented governs the terms of the Securities."

        The Trustee may, but shall not be required to, require Holders of Securities authenticated and delivered prior to the Effective Time to deliver such Securities to the Trustee so the Trustee may affix them with the aforementioned notation.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

TENET HEALTHCARE CORPORATION
By:	/s/ STEPHEN D. FARBER Stephen D. Farber Senior Vice President and Treasurer
THE BANK OF NEW YORK, as Trustee
By:	/s/ STACEY B. POINDEXTER Stacey B. Poindexter Assistant Treasurer

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8 1/8% SENIOR SUBORDINATED NOTES DUE 2008